Exhibit 32.2

                          PFO CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350



In connection with the Quarterly Report of Emclaire Financial Corp. (the Corporation) on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date here (the Report), I, Shelly L. Rhoades, Treasurer and Principal Financial and Accounting Officer of the Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of the Corporation.



/s/  Shelly L. Rhoades
----------------------

Shelly L. Rhoades
Treasurer
Principal Financial and Accounting Officer


May 11, 2006